Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 12, 2014, relating to the financial statements of Farmland Partners Inc., the financial statements and financial statement schedule of FP Land LLC and the financial statements of Astoria Farms, which appear in Farmland Partners Inc.’s Registration Statement on Form S-11, as amended on April 7, 2014.

/s/PricewaterhouseCoopers LLP
Denver, Colorado
April 15, 2014